UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

NetREIT
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-34049	33-0841255
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8537

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 amends the current report on Form 8-K filed by NetREIT with the Securities and Exchange Commission on February 25, 2009, (“Original Form 8-K”) that indicated Exhibit Number 10.3 under Item 9.01(d) titled Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate between Philip Elghanian and Hovic Perian and Rima Perian dated September 8, 2008, was to be filed by amendment. The Original Form 8-K is hereby amended to include Exhibit Number 10.3.

Item 1.01 Entry Into A Material Definitive Agreement.

On February 19, 2009, Fontana Dialysis Building, LLC, (“FDB”) a California limited liability company, and NetREIT, a California corporation, entered into an Operating Agreement (“Agreement”) to form a limited liability company (“Company”). The name of the Company is Fontana Medical Plaza, LLC., and its principal office shall be 1282 Pacific Oaks Place, San Diego, California 92029. The purpose of the Company is to purchase the ownership of and the lease interest in the property located at 17590 Foothill Boulevard, Fontana, California, 92335 (“Property”). NetREIT is the Managing Member and fifty-one percent (51%) owner of the Company.

Pursuant to the terms of the Agreement, the Company acquired all interests of the original buyer, Philip Elghanian, (“Assignor”) pursuant to a February 19, 2009, Assignment and Assumption of Lease Agreement for the Property. The Lease Agreement (“Lease”) was executed February 6, 2009, between the Assignor and DVA Healthcare Renal Care, Inc. (“Lessee”), a subsidiary of DaVita, Inc.. The Lease provides that the Lessee shall occupy and rent the Premises for a term of one hundred and twenty (120) months at a beginning monthly rent of twenty one thousand, five hundred seventy six dollars, and twenty five cents ($21,576.25). The Lessee shall occupy and use the Property for the operation of an outpatient renal dialysis clinic, including all incidental and related elements and functions of rendering such a program and treatment to patients. The Lease also provides the Lessee with an improvement allowance of three hundred thousand dollars ($300,000) to be paid by the Company. DaVita, Inc. signed a Guaranty for liabilities of up to three hundred thousand dollars ($300,000) which shall terminate upon the expiration of the Lease. Fees that were or will be paid outside of escrow to certain unaffiliated third parties that performed requisite services necessary to execute the Lease total three hundred and two thousand, five hundred and forty eight dollars, and fifty nine cents ($302,548.59).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 20, 2009, the Company acquired the Fontana Medical Plaza property located at 17590 Foothill Boulevard in the City of Fontana, California. The entire sales price of one million, nine hundred thousand dollars ($1,900,000) was paid in cash pursuant to a February 19, 2009, Assignment and Assumption of Purchase Agreement. Incidental fees that were or will be paid outside of escrow to certain unaffiliated third parties that performed requisite services necessary to complete the purchase of the Property total seven thousand six hundred and forty four dollars ($7,644). The Purchase Agreement was originally executed by the Sellers Hovic and Rima Perian and the Assignor on September 8, 2008. The property is a one story, 10,568 square foot building that was built in 1980.

The Company also entered into a property management agreement on February 19, 2009, appointing CHG Properties Inc, a California Corporation and wholly-owned subsidiary of NetREIT, the property manager of the Property, for a management fee of five percent (5%) of the gross income earned for the month.

Item 9.01(d) Exhibits

Exhibit Number	Description

10.1*	Lease Agreement by and between Philip Elghanian and DVA Healthcare Renal Care, Inc. dated February 6, 2009;

10.2*	Assignment and Assumption of Lease by and between Philip Elghanian and Fontana Medical Plaza, LLC. dated February 19, 2009;

10.3	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate between Philip Elghanian and Hovic Perian and Rima Perian dated September 8, 2008;

10.4*	Assignment and Assumption of Purchase Agreement Philip Elghanian and Fontana Medical Plaza, LLC. dated February 19, 2009;

10.5*	Additional and/OR Amendment to Escrow Instructions between Fontana Medical Plaza, LLC and Hovic Perian and Rima Perian dated February 18, 2009;

10.6*	Buyer Final Closing Statement dated February 20, 2009.

*	Exhibits previously filed on Original Form 8-K filed February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT

Date: March 2, 2009

By: /s/ Kenneth Elsberry
Name: Kenneth Elsberry
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Lease Agreement by and between Philip Elghanian and DVA Healthcare Renal Care, Inc. dated February 6, 2009;

10.2*	Assignment and Assumption of Lease by and between Philip Elghanian and Fontana Medical Plaza, LLC. dated February 19, 2009;

10.3	Standard Offer, Agreement and Escrow Instructions for Purchase of Real Estate between Philip Elghanian and Hovic Perian and Rima Perian dated September 8, 2008;

10.4*	Assignment and Assumption of Purchase Agreement Philip Elghanian and Fontana Medical Plaza, LLC. dated February 19, 2009;

10.5*	Additional and/OR Amendment to Escrow Instructions between Fontana Medical Plaza, LLC and Hovic Perian and Rima Perian dated February 18, 2009

10.6*	Buyer Final Closing Statement dated February 20, 2009.

*	Exhibits previously filed on Original Form 8-K filed February 25, 2009.